Exhibit 99.1

DIRECTORS

RESOLUTIONS OF

ARMA SERVICES.INC.

(the "Company")

WHEREAS:

A.	Clive Hill has consented to step down as President, Chief Executive Officer, Chief Financial Officer, and as a Member of the Board of Directors of the Company.

B.	Maria Teresa Tattersfield has consented to act as a Member of the Board of Directors of the Company.

C.	Alberto Ramirez has consented to act as a Member of the Board of Directors of the Company.

D.	Eduardo Piquero has consented to act as a Member of the Board of Directors of the Company.

E.	Jaime Sanchez Cortina has consented to act as the new President, CEO, CFO, and Member of the Board of Directors of the Company.

BE IT RESOLVED THAT:

F.	Clive Hill stepped down as President, Chief Executive Officer, Chief Financial Officer, and as a Member of the Board of Directors of the Company.

G.	Maria Teresa Tattersfield shall act as a Member of the Board of Directors of the Company.

H.	Alberto Ramirez shall act as a Member of the Board of Directors of the Company.

I.	Eduardo Piquero shall act as a Member of the Board of Directors of the Company.

J.	Jaime Sanchez Cortina shall act as the new President, CEO, CFO, and Member of the Board of Directors of the Company

Effective date: August __, 2022

/s/ Clive Hill
Clive Hill

/s/ Maria Teresa Tattersfield
Maria Teresa Tattersfield

/s/ Alberto Ramirez
Alberto Ramirez

/s/ Eduardo Piquero
Eduardo Piquero

/s/ Jaime Sanchez Cortina
Jaime Sanchez Cortina